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                                                                   EXHIBIT 99(B)

                    SOURCE ONE MORTGAGE SERVICES CORPORATION

                               OFFER TO EXCHANGE

                  % QUARTERLY INCOME CAPITAL SECURITIES (QUICSSM)
            (SUBORDINATED INTEREST DEFERRABLE DEBENTURES, DUE 2025)

                                      FOR

                   8.42% CUMULATIVE PREFERRED STOCK, SERIES A
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                       THE EXCHANGE OFFER AND WITHDRAWAL
              RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                  ON                 , 1995, UNLESS EXTENDED.
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To Our Clients:

     Enclosed for your consideration are the Prospectus dated        , 1995 (the
"Prospectus") and the related Letter of Transmittal (which, together with the Prospectus, constitute the "Exchange Offer") whereby Source One Mortgage Services Corporation, a Delaware corporation (the "Company"), is offering to
exchange up to $100,000,000 aggregate principal amount of its     % Quarterly
Income Capital Securities ("QUICS") (Subordinated Interest Deferrable Debentures, Due 2025) for up to 4,000,000 shares of its 8.42% Cumulative Preferred Stock, Series A, $.01 par value per share (the "Preferred Stock"), which constitute all outstanding shares of the Preferred Stock, upon the terms and subject to the conditions set forth in the Exchange Offer.

     The QUICS are offered in minimum denominations of $25 and integral multiples thereof, and the shares of the Preferred Stock have a liquidation preference of $25 per share. Consequently, the Exchange Offer will be effected on a basis of $25 principal amount of QUICS for each share of the Preferred Stock validly tendered and accepted for exchange. See "The Exchange
Offer -- General" in the Prospectus.

     WE ARE THE REGISTERED HOLDER OF SHARES OF THE PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES OF THE PREFERRED STOCK CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OF THE PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all shares of the Preferred Stock held by us for your account, upon the terms and subject to the conditions set forth in the Exchange Offer. We also request that you designate, in the box captioned "Soliciting Tenders," any Soliciting Dealer who solicited your tender of shares of Preferred Stock.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender shares of the Preferred Stock in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK TIME, ON               , 1995, UNLESS EXTENDED.

     WE URGE YOU TO READ THE ENCLOSED PROSPECTUS CAREFULLY BEFORE CONVEYING YOUR INSTRUCTIONS TO US.

     If you wish to have us tender any or all of your shares of the Preferred Stock, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth in the next page of this letter. An envelope to return your instructions to us is enclosed. If you authorize us to tender your shares of the Preferred Stock, all such shares of the Preferred Stock will be tendered, unless otherwise specified on the next page of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

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SM Lehman Brothers has applied for a service mark for QUICS.
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                          INSTRUCTIONS WITH RESPECT TO

                    SOURCE ONE MORTGAGE SERVICES CORPORATION

                               OFFER TO EXCHANGE
                  % QUARTERLY INCOME CAPITAL SECURITIES (QUICSSM)
            (SUBORDINATED INTEREST DEFERRABLE DEBENTURES, DUE 2025)
                                      FOR
                   8.42% CUMULATIVE PREFERRED STOCK, SERIES A

     The undersigned acknowledge(s) receipt of your letter enclosing the
Prospectus dated        , 1995 (the "Prospectus") and the related Letter of
Transmittal (which, together with the Prospectus, constitute the "Exchange Offer") relating to the offer by Source One Mortgage Services Corporation, a Delaware corporation (the "Company"), to exchange up to $100,000,000 aggregate
principal amount of its     % Quarterly Income Capital Securities ("QUICS")
(Subordinated Interest Deferrable Debentures, Due 2025) for any and all of its 8.42% Cumulative Preferred Stock, Series A, $.01 par value per share (the "Preferred Stock"), upon the terms and subject to the conditions set forth in the Exchange Offer.

     This will instruct you to tender the shares of the Preferred Stock indicated below held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Exchange Offer.

                                            SIGN HERE
Shares of the Preferred Stock:              Signature(s):
(1) --------------- Number of Shares        -------------------------------------------------
(2) --------------- Number of Shares        -------------------------------------------------
   Tendered (only if different
   amount from item (1))*                   Dated: ------------------------, 1995
                                            Address:
                                            -------------------------------------------------
                                            Zip Code:
                                            -------------------------------------------------
                                            Area Code and Telephone No.
                                            -------------------------------------------------

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*  Unless otherwise indicated, it will be assumed that all shares of the
   Preferred Stock listed in item (1) are to be tendered.
SM Lehman Brothers has applied for a service mark for QUICS.

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     [This form is included for the record-keeping purposes of brokers, dealers, commercial banks, trust companies and other nominees only and should not be transmitted to the Exchange Agent.]

     Please designate in the box below any Soliciting Dealer who solicited your tender.
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                               SOLICITED TENDERS

     The undersigned represents that the Soliciting Dealer who solicited and obtained this tender is:

                Name of Firm:...................................
                                         (PLEASE PRINT)

                Name of Individual Broker
                or Financial Consultant: .......................

                Identification Number (if known): ..............

                Address: .......................................

                ................................................
                               (INCLUDE ZIP CODE)

                                   SIGN HERE

  X..................................      ...................................

  X..................................      ...................................
             SIGNATURE(S)                       PLEASE PRINT NAME(S) AND
                                                    ADDRESS(ES) HERE

  Dated..............................
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